CERTIFICATE OF OWNERSHIP AND MERGER

OF

CHINA DISPLAY TECHNOLOGIES, INC.
(a Delaware corporation)

INTO

SUNY DISPLAY TECHNOLOGIES, INC.
(a Delaware corporation)

Under Section 253 of the Delaware General Corporation Law

The undersigned corporation does hereby certify as follows:

FIRST: SUNY Display Technologies, Inc. (the “Corporation”) is a business corporation of the State of Delaware. The Certificate of Incorporation was filed with the Secretary of State on September 29, 2004.

SECOND: The Corporation is the owner of all of the outstan-ding shares of the stock of China Display Technologies, Inc., which is also a business corporation of the State of Delaware.

THIRD: On October 11, 2007, the Board of Directors of the Corporation adopted the following resolutions to merge China Display Technologies, Inc. into the Corporation:

RESOLVED that China Display Technologies, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of China Display Technologies, Inc. be vested in and held and enjoyed by this Cor-poration as fully and entirely and without change or diminution as the same were before held and enjoyed by China Display Technologies, Inc. in its name; and further

RESOLVED that this Corporation shall assume all of the obligations of China Display Technologies, Inc.; and further

RESOLVED, that the officers of this Corporation be, and they and each of them hereby is, authorized, empowered and instructed to file a Certificate of Ownership and Merger of China Display Technologies, Inc. into this Corporation pursuant to Section 253 of the Delaware General Corporation Law and to take such other action as they may deem necessary or advisable in order to effect the merger of China Display Technologies, Inc. into this Corporation, the taking of such action to be conclusive evidence as to the necessity or advisability therefor; and further

RESOLVED, that this Corporation shall change its name to China Display Technologies, Inc. upon the effectiveness of the Merger; and further

RESOLVED, that the merger of China Display Technologies, Inc. into this Corporation shall be effective upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and further

RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to certify as to the adoption of any or all of the foregoing resolutions.

SUNY DISPLAY TECHNOLOGIES, INC.

Date: October 11, 2007	By:	/s/ Lawrence Kwok-Yan Chan
Lawrence Kwok-Yan Chan
Chief Executive Officer